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NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR
STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

PLEASE RECORD AND RETURN TO:
McManemin & Smith, P.C.
600 N. Pearl Street, Suite 1600
Dallas, Texas 75201
ATTN:  Mark C. McElree
Loan No. 62-5026661

                                  DEED OF TRUST
                                       AND
                    ABSOLUTE ASSIGNMENT OF LEASES AND RENTS,
                               SECURITY AGREEMENT
                               AND FIXTURE FILING

        THIS DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as the same may from time to time hereafter be modified, extended, supplemented or amended, "DEED OF TRUST") is made as of October 4, 2004, by BEHRINGER HARVARD 1221 COIT LP, a Texas limited partnership, having its principal place of business and post office address at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, Attn: Gerald J. Reihsen, III, as grantor ("GRANTOR") in favor of MARK C. McELREE, having an address at c/o McManemin & Smith, P.C., 600 N. Pearl Street, Suite 1600, Dallas, Texas 75201, as trustee ("TRUSTEE"), and WASHINGTON MUTUAL BANK, FA, having an address at 6011 Connection Drive, Suite 600, Irving, Texas 75019, ATTN: Francisca V. Wilson, as beneficiary ("BENEFICIARY").

                                   WITNESSETH:

        Grantor is justly indebted to Beneficiary for money borrowed (the "LOAN") in the original principal sum of SIX MILLION AND NO/100 DOLLARS (U.S. $6,000,000.00) evidenced by Grantor's secured promissory note of even date herewith, made payable and delivered to Beneficiary (as may be modified, amended, supplemented, extended or consolidated in writing and any note(s) issued in exchange therefor or replacement thereof, the "NOTE"). The Loan together with all accrued interest thereon, interest accrued at the Default Rate (if any), Late Charges (if any), the Make Whole Premium (if any), all other obligations and liabilities due or to become due to Beneficiary pursuant to the Loan Documents, all other amounts, sums and expenses paid by or payable to Beneficiary pursuant to the Loan Documents, and together with all covenants and obligations to be performed pursuant to the Loan Documents is referred to herein collectively as the "INDEBTEDNESS." The Note shall be due and payable on the Maturity Date. All of the terms and conditions of the Note and the Loan Agreement are hereby incorporated by reference as though set forth at length herein. Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the Loan Agreement of even date herewith by and between Grantor and Beneficiary (as may be modified, amended, supplemented or extended, the "LOAN AGREEMENT") or the other Loan Documents, as applicable.

                            ARTICLE I. DEED OF TRUST

        1.1 GRANT. NOW, THEREFORE, to secure the payment of the Indebtedness in accordance with the terms and conditions of the Loan Documents, and all extensions, modifications and renewals thereof and the performance of the covenants and agreements contained therein, and also to secure the payment of any and all other Indebtedness, direct or contingent, that may now or hereafter become owing from Grantor to Beneficiary in connection with the Loan Documents (provided, however, that notwithstanding anything contained herein or in the other Loan Documents to the contrary, the Guaranty, if any, and all obligations of Guarantor arising under it shall not be secured in any manner whatsoever, by this Deed of Trust or by any lien encumbering the Premises), and in consideration of the Loan in hand paid, receipt of which is hereby acknowledged, Grantor does by these presents convey, assign, give, grant, bargain, and sell unto Trustee, its successors and assigns forever, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, that certain real estate, and all of Grantor's estate therein, located in the county of Collin, State of Texas, more particularly described in EXHIBIT A attached

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hereto and made a part hereof (the "LAND"), which Land, together with the following described property, rights and interests, which Grantor now has or may hereafter acquire, is collectively referred to herein as the "PREMISES":

        a. Together with Grantor's interest as lessor in and to all Leases and all Rents, which are pledged primarily and on a parity with the Land and not secondarily.

        b. Together with all and singular the tenements, hereditaments, easements, appurtenances, passages, waters, water courses, riparian rights, sewer rights, rights in trade names, licenses, permits and contracts, and all other rights, liberties and privileges of any kind or character in any way now or hereafter appertaining to the Land or any improvements thereon, including but not limited to, homestead and any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof.

        c. Together with the right in the case of foreclosure hereunder of the encumbered property for Beneficiary to take and use the name by which the buildings and all other improvements situated on the Premises are commonly known and the right to manage and operate the said buildings under any such name and variants thereof.

        d. Together with all right, title and interest of Grantor in any and all buildings and improvements of every kind and description now or hereafter erected or placed on the said Land and all materials intended for construction, reconstruction, alteration and repairs of such buildings and improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises immediately upon the delivery thereof to the Premises or upon any earlier acquisition thereof by Grantor, and all fixtures now or hereafter owned by Grantor and attached to or contained in and used or acquired for use in connection with the Premises including, but not limited to, all machinery, motors, elevators, fittings, radiators, awnings, shades, screens, and all plumbing, heating, lighting, ventilating, refrigerating, incinerating, air-conditioning and sprinkler equipment and fixtures and appurtenances thereto; and all items of furniture, furnishings, equipment and personal property owned by Grantor used or useful in the operation of the Premises; and all renewals or replacements of all of the aforesaid property owned by Grantor or articles in substitution therefor, whether or not the same are or shall be attached to said buildings or improvements in any manner (collectively, the "IMPROVEMENTS"); it being mutually ------------ agreed, intended and declared that all the aforesaid property owned by Grantor and placed by it on the Land or used or acquired for use in connection with the operation or maintenance of the Premises shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Deed of Trust to be Land and covered by this Deed of Trust, and as to any of the property aforesaid which does not form a part and parcel of the Land or does not constitute a "fixture" (as such term is defined in the UCC) this Deed of Trust is hereby deemed to be, as well, a security agreement under the UCC for the purpose of creating hereby a security interest in such property which Grantor hereby grants to Beneficiary as secured party.

        e. Together with all right, title and interest of Grantor, now or hereafter acquired, in and to any and all strips and gores of land adjacent to and used in connection with the Land and all right, title and interest of Grantor, now owned or hereafter acquired, in, to, over and under the ways, streets, sidewalks and alleys adjoining the Land.

        f. Together with all additions and accretions to the property described above.

        g. Together with all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter pertaining to the Land or any improvements thereon and all estate, right, title and interest of Grantor in, to, under or derived from all tradenames or business names relating to the Land or any improvements thereon or the present or future development, construction, operation or use of the Land or any improvements thereon.

        h.      Together with the Collateral (as hereinafter defined).

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        i.      Together with all proceeds of any of the foregoing.

TO HAVE AND TO HOLD the same unto Trustee, its successors and assigns, in trust for the benefit of Beneficiary upon trusts, covenants and agreements herein expressed. Grantor represents that it shall forever warrant and defend the title to the Premises against all claims and demands of all persons whomsoever and will on demand execute any additional instrument which may be required to give Trustee a valid first lien on all of the Premises, subject to the Permitted Encumbrances.

               ARTICLE II. SECURITY AGREEMENT AND FIXTURE FILING

        2.1 SECURITY INTEREST. Grantor grants and assigns to Beneficiary a security interest to secure payment and performance of all of the Indebtedness, in all of the following described personal property in which Grantor now or at any time hereafter has any ownership interest ("COLLATERAL"):

        All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property and embedded software included therein and supporting information, wherever situated, which are or are to be incorporated into, used in connection with or appropriated for use on, or with respect to, the Premises; all rents, issues, deposits and profits of the Premises (to the extent, if any, they are not subject to the Absolute Assignment of Rents and Leases contained herein); all accounts, cash receipts, deposit accounts, impounds, accounts receivable, funds now or hereafter held by Beneficiary under any escrow security agreement or under any of the terms hereof, including but not limited to funds held under the provisions of the Loan Agreement, all insurance policies, insurance proceeds from all insurance policies required to be maintained by Grantor under the Loan Documents, and all awards, decrees, proceeds, settlements or claims for damage now or hereafter made to or for the benefit of Grantor by reason of any damage to, destruction of or taking of the Land, Premises or any part thereof, whether the same shall be made by reason of the exercise of the right of eminent domain or by condemnation or otherwise (a "TAKING"), and any other rights to the payment of money arising from or by virtue of any transaction related to the Premises; all plans, drawings and specifications relating to the Premises; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from any governmental entity with respect to the Premises; all inventory, present and future contracts relating to the Premises; any and all contracts, instruments and agreements, now existing or hereafter arising, in connection with any interest rate protection or hedge agreement, including any interest rate future, option, swap, cap or collar agreement in connection with the Loan and any and all rights that Grantor may now or hereafter have to any and all payments, disbursements, distributions or proceeds owing, payable or required to be delivered to Grantor on account of any interest rate protection or hedge agreement, including any interest rate future, option, swap, cap or collar agreement in connection with the Loan and further including any and all rights that Grantor may now or hereafter have to terminate any of such agreements, such rights to terminate being vested with Beneficiary; all documents, agreements, contract rights, commitments, construction contracts, architectural agreements, licenses, general intangibles (including, but not limited to, trademarks, trade names, symbols and service marks associated specifically with the Premises and payment intangibles), software, instruments, promissory notes, drafts, letters of credit (whether electronic or tangible), letter of credit rights, supporting obligations, commercial tort claims, and chattel paper (whether electronic or tangible) arising from or by virtue of any transaction related to the Premises, and all other ownership interests of every kind and character that Grantor now has or at any time hereafter acquires in and to the Premises; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing, and all books, records and files relating to any of the foregoing.

        2.2 FINANCING STATEMENTS. As to all of the above-described personal property which is or which hereafter becomes a "fixture" under applicable law, this Deed of Trust constitutes a fixture filing under the Uniform Commercial Code in effect in the State of Texas, as amended or recodified from time to time ("UCC"). Grantor authorizes Beneficiary at any time until the Indebtedness is paid in full, to prepare and file any and all UCC financing statements, amendments, assignments, terminations and the like, necessary to create and/or maintain a prior security interest in such property all without Grantor's execution of the same.

        2.3 COVENANTS. Grantor agrees: (a) to execute and deliver such documents as Beneficiary deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and, as applicable, its chief executive office, its principal residence (or, if Grantor is a trust or one or more trustees acting with respect to property held in trust, the principal residence of any trustee) or the jurisdiction in which it is organized without giving Beneficiary at least thirty (30) days' prior written notice thereof; and (c) to cooperate with Beneficiary in perfecting all security interests granted herein and in obtaining such agreements from third parties as Beneficiary deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of Beneficiary's rights hereunder.

        2.4 RIGHTS OF BENEFICIARY. In addition to Beneficiary's rights as a "Secured Party" under the UCC, Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Grantor: (a) give notice to any person of Beneficiary's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein; and (c) inspect the Collateral. Notwithstanding the above, in no event shall Beneficiary be deemed to have accepted any property other than cash in satisfaction of any obligation of Grantor to Beneficiary unless Beneficiary shall make an express written election of said remedy under the UCC or other applicable law.

        2.5 RIGHTS OF BENEFICIARY UPON AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default, then in addition to all of Beneficiary's rights as a "Secured Party" under the UCC or otherwise at law:

        a. DISPOSITION OF COLLATERAL. Beneficiary may: (i) upon written notice, require Grantor to assemble any or all of the Collateral and make it available to Beneficiary at a place designated by Beneficiary; (ii) without prior notice, enter upon the Premises or other place where the Collateral may be located and take possession of, collect, sell, lease, license and otherwise dispose of the Collateral, and store the same at locations acceptable to Beneficiary at Grantor's expense; or (iii) sell, assign and deliver the Collateral at any place or in any lawful manner and bid and become purchaser at any such sales; and

        b. OTHER RIGHTS. Beneficiary may, for the account of Grantor and at Grantor's expense: (i) operate, use, consume, sell, lease, license or otherwise dispose of the Collateral as Beneficiary deems appropriate for the purpose of performing any or all of the Indebtedness; (ii) enter into any agreement, compromise or settlement including insurance claims, which Beneficiary may deem desirable or proper with respect to the Collateral; and
                (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Grantor in connection with or on account of the Collateral.

                Grantor acknowledges and agrees that a disposition of the Collateral in accordance with Beneficiary's rights and remedies as heretofore provided is a disposition thereof in a commercially reasonable manner and that ten (10) days' prior notice of such disposition is commercially reasonable notice. Beneficiary shall have no obligation to process or prepare the Collateral for sale or other disposition. In disposing of the Collateral, Beneficiary may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any sale or other disposition of the Collateral may be applied by Beneficiary first to the reasonable expenses incurred by Beneficiary in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, and then to the payment of the Indebtedness, in such order of application as Beneficiary may from time to time elect.

        2.6 POWER OF ATTORNEY. Grantor hereby irrevocably appoints Beneficiary as Grantor's attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact, Beneficiary may, without the obligation to do so, in Beneficiary's name or in the name of Grantor, prepare, execute, file and record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Beneficiary's security interests and rights in or to the Collateral, and upon an Event of Default, take any other action required of Grantor; PROVIDED, HOWEVER, that Beneficiary as such attorney-in-fact shall be accountable only for such funds as are actually received by Beneficiary.

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              ARTICLE III. ABSOLUTE ASSIGNMENT OF RENTS AND LEASES

        3.1 ASSIGNMENT. Grantor does hereby absolutely and directly (and not merely collaterally) assign, bargain, sell, transfer, convey, set over and deliver unto Beneficiary, all rights of the lessor under the leases at the Premises and all other leases, tenancies, rental arrangements, subleases, concessions, occupancy agreements, licenses, sublicenses and guarantees of the performance or obligations of any tenants thereunder affecting the Premises, or any part thereof, now existing or which may be executed at any time in the future during the term of this Loan, and all amendments, extensions and renewals of said leases, subleases, and guarantees and any of them (all of which are hereinafter collectively called the "LEASES") and all rents or other income or payments, regardless of type or source of payment (including, but not limited to, common area maintenance charges, lease termination payments, purchase option payments, refunds of any type, prepayment of rents, settlements of litigation or settlements of past due rents) which may now or hereafter be or become due or owing under the Leases or on account of the use of the Premises (all of which are hereinafter called the "RENTS"). The foregoing assignment is hereinafter referred to as this "ASSIGNMENT OF LEASES". It is intended hereby to establish a present and complete transfer, and direct and absolute assignment of all the Leases and all rights of the lessor thereunder and all the Rents unto Beneficiary, with the right, but without the obligation, to collect all of said Rents, which may become due during the term of this Loan. Grantor agrees to deliver to Beneficiary copies of all Leases of all or any portion of the Premises.

        3.2 GRANT OF LICENSE. Beneficiary confers upon Grantor a revocable license ("LICENSE") to collect and retain the Rents as they become due and payable, until the occurrence of an Event of Default (as hereinafter defined). Upon an Event of Default, the License shall be automatically revoked and Beneficiary may collect and apply the Rents pursuant to the terms hereof without notice and without taking possession of the Premises. All Rents thereafter collected by Grantor shall be held by Grantor as trustee under a constructive trust for the benefit of Beneficiary. Grantor hereby irrevocably authorizes and directs the tenants under the Leases to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the tenants' undertakings under the Leases, and the tenants shall have no right or duty to inquire as to whether any Event of Default has actually occurred or is then existing. Grantor hereby relieves the tenants from any liability to Grantor by reason of relying upon and complying with any such notice or demand by Beneficiary. Beneficiary may apply, in its sole discretion, any Rents so collected by Beneficiary against any obligation of Grantor, or any other Person, under any document or instrument related to or executed in connection with the Loan Documents, whether existing on the date hereof or hereafter arising. Collection of any Rents by Beneficiary shall not cure or waive any Event of Default or notice of Event of Default or invalidate any acts done pursuant to such notice. If and when no Event of Default exists, Beneficiary shall re-confer the License upon Grantor until the occurrence of another Event of Default.

        3.3 POWER AND AUTHORITY. Grantor hereby appoints Beneficiary the true and lawful attorney of Grantor with full power of substitution and with power for it and in its name, place and stead, to demand, collect, give receipts and releases for any and all Rents herein assigned which may be or become due and payable by the lessees and other occupants of the Premises, and at its discretion to file any claim or take any other action or proceeding and make any settlement of any claims, either in its own name or in the name of Grantor or otherwise, which Beneficiary may deem necessary or desirable in order to collect and enforce the payment of any and all Rents. Lessees of the Premises, or any part thereof, are hereby expressly authorized and directed to pay all Rents herein assigned to Beneficiary or such nominee as Beneficiary may designate in writing delivered to and received by such lessees who are expressly relieved of any and all duty, liability or obligation to Grantor in respect of all payments so made. Beneficiary is hereby vested with full power to use all measures, legal and equitable, whether in person, by agent or by a receiver deemed by it necessary or proper to enforce this Assignment of Leases, including the right to enter upon the Premises, or any part thereof, and take possession thereof forthwith to effect the cure of any default on the part of Grantor as lessor in any of the Leases or with or without taking possession of the Premises, to collect the Rents assigned hereunder all without regard to the adequacy of any security for the Indebtedness secured by the Loan Documents. Upon the occurrence of an Event of Default, Grantor hereby grants full power and authority to Beneficiary to exercise all rights, privileges and powers herein granted at any and all times hereafter, without notice to Grantor, with full power to use and apply all of the Rents assigned hereunder as specified in the Loan Documents.

        3.4 OBLIGATIONS UNDER LEASES. Beneficiary shall be under no obligation to enforce any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any

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of the Leases and does not assume any of the liabilities in connection with or arising out of the covenants and agreements of Grantor in the Leases. Grantor covenants and agrees that it will faithfully perform all of the obligations imposed under any and all of the Leases. All Security Deposits collected by Grantor shall be maintained in accordance with all applicable Legal Requirements. Should Beneficiary incur any liability, loss or damage under the Leases or under or by reason of this Assignment of Leases, or in the defense of any claims and demands whatsoever which may be asserted against Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Leases (INCLUDING THOSE CAUSED BY THE NEGLIGENCE AND/OR STRICT LIABILITY OF BENEFICIARY, but not to the extent caused solely as a result of Beneficiary's gross negligence or willful misconduct), the amount thereof, including costs, expenses and reasonable attorneys' fees and costs, including reasonable attorneys' fees and costs on appeal, shall be added to the Indebtedness secured by the Deed of Trust.

        3.5 EFFECT OF ASSIGNMENT. This Assignment of Leases shall not operate to place responsibility for the control, care, management or repair of the Premises, or parts thereof, upon Beneficiary nor shall it operate to make Beneficiary liable for the carrying out of any of the terms and conditions of any of the Leases, or for any waste of the Premises by the lessee under any of the Leases or any other party, or for any dangerous or defective condition of the Premises.

        3.6 LEASE COVENANTS. Grantor covenants not to alter, modify, amend or change the terms of any of the Leases or give any consent or permission or exercise any option required or permitted by the terms thereof or waive any obligation required to be performed by any lessee or execute, cancel or terminate any of the Leases or accept a surrender thereof or enter into Leases after the date hereof without the prior written consent of Beneficiary, and Grantor will not make any further transfer or assignment thereof, or attempt to pledge, assign or encumber any of the Leases or Rents or other amounts payable thereunder, or convey or transfer or suffer a conveyance or transfer of the Premises or of any interest therein so as to effect, directly or indirectly, a merger of the estates and rights of, or a termination or diminution of the obligations of, any lessee thereunder. Grantor further covenants to deliver to Beneficiary, promptly upon receipt thereof, copies of any and all demands, claims and notices of default received by Grantor from any lessee under any of the Leases assigned herein. Grantor shall keep and perform, in all material respects, all terms, conditions and covenants required to be performed by lessor under the Leases. Grantor shall, in all material respects, enforce the Leases and all remedies available to Grantor against the lessees thereunder in case of default under the Leases by lessees. Grantor shall deposit with Beneficiary any sums received by Grantor in consideration of any full or partial termination, modification or amendment of any Lease or any release or discharge of any tenant under any Lease from any obligation thereunder and any such sums received by Grantor shall be held in trust by Grantor for such purpose. All such sums received by Beneficiary with respect to any Lease shall be deemed Property Reserves and shall be deposited by Beneficiary into the Escrow Account in accordance with the Loan Agreement.

        3.7     ABSOLUTE ASSIGNMENT.

        a. It is the intention of Beneficiary and Grantor that the assignment effectuated by this Assignment of Leases with respect to the Rents and other amounts due under the Leases shall be a direct, absolute and currently effective assignment and shall not constitute merely the granting of a lien, collateral assignment or a security interest or pledge for the purpose of securing the Indebtedness secured by the Deed of Trust and is effective whether or not an Event of Default occurs hereunder or under the Loan Documents. Notwithstanding the direct and absolute assignment of the Rents, there shall be no pro rata reduction of any portion of the Indebtedness secured by the Deed of Trust except with respect to Rents actually received by Beneficiary and applied by Beneficiary toward payment of such Indebtedness.

        b. Without limitation of the absolute nature of the assignment of the Rents, Grantor and Beneficiary agree that: (i) this Assignment of Leases shall constitute a "security agreement" for purposes of 11 U.S.C. Section 552(b), (ii) the security interest created by this Assignment of Leases extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (iii) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy. Without limitation of the absolute nature of the assignment of the Rents, to the extent Grantor (or Grantor's bankruptcy estate) shall be deemed

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                to hold any interest in the Rents after the commencement of a voluntary or involuntary bankruptcy case, Grantor hereby acknowledges and agrees that such Rents are and shall be deemed to be "cash collateral" under Section 363 of the Bankruptcy Code. Grantor may not use the cash collateral without the consent of Beneficiary and/or an order of any bankruptcy court pursuant to 11 U.S.C. 363(c)(2), and Grantor hereby waives any right it may have to assert that such Rents do not constitute cash collateral. No consent by Beneficiary to the use of cash collateral by Grantor shall be deemed to constitute Beneficiary's approval, as the case may be, of the purpose for which such cash collateral was expended.

        c. Grantor acknowledges and agrees that, upon recordation of this Assignment of Leases, Beneficiary's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under the Bankruptcy Code, without the necessity of: (a) commencing a foreclosure action with respect to this Assignment of Leases,
                (b) furnishing notice to Grantor or tenants under the Leases,
                (c) making formal demand for the Rents, (d) taking possession of the Premises as a lender-in-possession, (e) obtaining the appointment of a receiver of the Rents and profits of the Premises, (f) sequestering or impounding the Rents, or (g) taking any other affirmative action.

        3.8 LEASE REPRESENTATIONS AND WARRANTIES: As of the date hereof: (a) Grantor is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are the valid, binding and enforceable obligations of Grantor and the applicable tenant or lessee thereunder; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll statement delivered to and approved by Beneficiary; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated;
(e) none of the Rents have been collected for more than one (1) month in advance; (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exists no offset or defense to the payment of any portion of the Rents; (h) no Lease contains an option to purchase, right of first refusal to purchase, expansion right, or any other similar provision; and (i) no Person has any possessory interest in, or right to occupy the Premises, except under and pursuant to a Lease. As of the date hereof: (i) Beneficiary is the assignee of Grantor's interest under the Leases, and (ii) there are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

        3.9 TENANT ESTOPPEL CERTIFICATES. Within thirty (30) days after request by Beneficiary, Grantor shall deliver to Beneficiary and to any party designated by Beneficiary, estoppel certificates relating to the Leases executed by Grantor and by each of the tenants, in form and substance reasonably acceptable to Beneficiary; provided, however, if any tenant shall fail or refuse to so execute and deliver any such estoppel certificate upon request, Grantor shall use reasonable efforts to cause such tenant to execute and deliver such estoppel certificate but such tenant's continued failure or refusal to do so, despite Grantor's reasonable efforts, shall not constitute a default by Grantor under this Section.

        3.10 RIGHT OF SUBORDINATION. Notwithstanding anything in this Assignment of Leases to the contrary, Beneficiary may, upon written notice to Grantor, elect to: (i) exclude from the assignment provided in this Assignment of Leases any of the Leases as specified in such notice so that the interest under such indicated Lease is not assigned to Beneficiary; (ii) subordinate the lien and other terms and provisions of the Deed of Trust to any of the Leases as indicated in said notice to Grantor; and (iii) require Grantor to use best efforts to obtain a subordination, non-disturbance and attornment agreement, in form and substance approved by Beneficiary, from any of the lessees under any of the Leases as indicated in said notice to Grantor.

        3.11 DIRECTION TO TENANTS. Grantor hereby irrevocably authorizes and directs the tenants under all Leases to pay all amounts otherwise owing to Grantor thereunder to Beneficiary following receipt of any written notice from Beneficiary that states that an Event of Default remains uncured and that all such amounts are to be paid to Beneficiary. Grantor further authorizes and directs all such tenants to pay all such amounts to Beneficiary without any right or obligation to inquire as to the validity of Beneficiary's notice and regardless of the fact that Grantor has notified any such tenants that Beneficiary's notice is invalid or has directed any such tenants not to pay such amounts to Beneficiary.

        3.12 LETTERS OF CREDIT. Grantor will notify Beneficiary in writing prior to becoming Beneficiary under any letter of credit supporting any of the Leases, or otherwise in connection with the Premises, and will take all actions, and execute all documents, necessary or appropriate to give Beneficiary control (as defined in the Uniform Commercial Code, as enacted by any relevant State, including but not limited to such State's version of Section 9-107 thereof) of such letter of credit and all letter of credit rights thereunder and, if so required by Beneficiary, to constitute Beneficiary the transferee beneficiary of such letter of credit.

           ARTICLE IV. CERTAIN WARRANTIES, COVENANTS AND OBLIGATIONS

        4.1 AFFIRMATIVE COVENANTS. Grantor covenants and agrees Grantor shall:

        a. pay each item of Indebtedness secured by this Deed of Trust when due according to the terms of the Loan Documents;

        b. pay on or before the due date thereof any amounts permitted to be incurred by Grantor pursuant to the Loan Documents and any other claims which could become a lien on the Premises (except as otherwise permitted hereunder), and upon request of Beneficiary exhibit satisfactory evidence of the discharge thereof;

        c. complete within a reasonable time, the construction of any Improvements now or at any time in process of construction upon the Land;

        d. manage, operate and maintain the Premises and keep the Premises, including but not limited to, the Improvements, in good condition and repair and free from mechanics' liens or other liens or claims for liens, provided however, that Grantor may in good faith, with reasonable diligence and upon written Notice to Beneficiary within ten (10) days after Grantor has knowledge of such lien or claim, contest the validity or amount of any such lien or claim and defer payment and discharge thereof during the pendency of such contest in the manner provided by law; provided that: (i) such contest may be made without the payment thereof;
                (ii) such contest shall prevent the sale or forfeiture of the Premises or any part thereof, or any interest therein, to satisfy such lien or claim; (iii) Grantor shall have obtained such security or bond as Beneficiary may require and delivered evidence of same to Beneficiary; and (iv) Grantor shall pay all costs and expenses incidental to such contest; and further provided, that in the event of a ruling or adjudication adverse to Grantor, Grantor shall promptly pay such claim or lien, shall indemnify and hold Beneficiary harmless for, from and against any loss for damage arising from such contest and shall take whatever action necessary to prevent sale, forfeiture or any other loss or damage to the Premises or to Beneficiary;

        e. comply, and cause each lessee or other user of the Premises to comply, with all requirements of law and ordinance, and all rules and regulations, now or hereafter enacted, by authorities having jurisdiction of the Premises and the use thereof, including but not limited to all covenants, conditions and restrictions of record pertaining to the Premises, the Improvements, and the use thereof (collectively, "LEGAL REQUIREMENTS");

        f. promptly repair, restore or rebuild any Improvements now or hereafter a part of the Premises which may become damaged or be destroyed by any cause whatsoever, so that upon completion of the repair, restoration and rebuilding of such Improvements there will be no liens of any nature arising out of the construction and the Premises will be of substantially the same character and quality as it was prior to the damage or destruction;

        g. if other than a natural person, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the State of its formation and, if other than its State of formation, the State where the Premises is located. Grantor shall notify Beneficiary at least thirty (30) days prior to: (i) any relocation of Grantor's principal place of business to a different State or any change in Grantor's State of formation, and/or (ii) if Grantor is an individual, any relocation of Grantor's principal residence to a different State;

        h. do all things necessary to preserve and keep in full force and effect Beneficiary's title insurance coverage insuring the lien of this Deed of Trust as a first and prior lien, subject only to the Permitted Encumbrances and any other exceptions after the date of this Deed of Trust approved in writing by Beneficiary, including without limitation, delivering to Beneficiary in connection with any modification or extension of the Note or any other Loan Document, any new title insurance policy or endorsement which may be required to assure Beneficiary of such continuing coverage;

        i. promptly notify Beneficiary in writing of any litigation pending or threatened against Grantor claiming damages in excess of $50,000 and of all pending or threatened litigation against Grantor if the aggregate damage claims against Grantor exceed $100,000;

        j. maintain adequate books and records in accordance with the Approved Accounting Method. Grantor shall permit any representative of Beneficiary, at any reasonable time and from time to time, to inspect, audit and examine such books and records and make copies of same;

        k. execute any and all documents, and take all other actions, which may be required to perfect the security interest granted by this Deed of Trust or to more fully ensure the first-lien priority thereof.

        4.2     NEGATIVE COVENANTS. Grantor shall not:

        a. construct any building or structure nor make any alteration or addition (other than normal repair and maintenance) to: (i) the roof or any structural component of any Improvements on the Premises, or (ii) the building operating systems, including but not limited to, the mechanical, electrical, heating, cooling, or ventilation systems (other than replacement with equal or better quality and capacity), without the prior written consent of Beneficiary, except such as are required by applicable Legal Requirements;

        b. remove or demolish the Improvements or any material portion thereof which at any time constitutes a part of the Premises;

        c. cause or permit any change to be made in the general use of the Premises without Beneficiary's prior written consent;

        d. initiate or acquiesce to a zoning reclassification or change in zoning without Beneficiary's prior written consent. Grantor shall use all reasonable efforts to contest any such zoning reclassification or change;

        e. make or permit any use of the Premises that could with the passage of time result in the creation of any right of use or any claim of adverse possession or easement on, to or against any part of the Premises in favor of any Person or the public;

        f. allow any of the following to occur (unless a Permitted Transfer) except as expressly permitted in accordance with the Loan Agreement:

                (i) a Transfer of all or any portion of the Premises or any interest in the Premises; or

                (ii) a Transfer of any ownership interest in Grantor or any Interest Owner at any level of the ownership structure.

                If any of such events occur, it shall be null and void and shall constitute an Event of Default under the Loan Documents.

        4.3 TRANSFERS. It is understood and agreed that the Indebtedness evidenced by the Note is personal to Grantor and in reliance upon the ownership structure of Grantor and in accepting the same Beneficiary has relied upon what it perceived as the willingness and ability of Grantor and the Interest Owners to perform their obligations under the Loan Documents and as lessor under the Leases of the Premises. Furthermore, Beneficiary may consent to a Transfer and expressly waive Grantor's covenants contained in SECTION 4.2(F), in writing to Grantor; however any such consent and waiver shall not constitute any consent or waiver of such covenants as to any Transfer other than that for which the consent and waiver was expressly granted. Furthermore, Beneficiary's willingness to consent to any Transfer and waive Grantor's covenants contained in SECTION 4.2(F), implies no standard of reasonableness in determining whether or not such consent shall be granted and the same may be based upon what Beneficiary solely deems to be in its best interest. In the event of any Transfer other than a Permitted Transfer, Grantor shall pay to Beneficiary a fee equal to one percent (1%) of the then-outstanding principal balance of the Note and such obligation shall be secured by this Deed of Trust.

        For purposes of the Loan Documents, the following terms shall have the respective meanings set forth below:

        "TRANSFER" or "TRANSFERRED" shall mean any of the following acts with respect to the Premises, an interest in the Premises, or an ownership interest in Grantor or any Interest Owner at any level of the ownership structure:

        (i) a sale, assignment, transfer, conveyance or other disposition (whether voluntary, involuntary or by operation of law);

        (ii) the creation, sufferance or granting of any lien, encumbrance, security interest or collateral assignment (whether voluntarily, involuntarily or by operation of law), other than the lien hereof, the leases of the Premises assigned to Beneficiary, the Permitted Encumbrances and those liens which Grantor is contesting in accordance with and as permitted under the Loan Documents;

        (iii) the issuance or other creation of ownership interests in an Entity;

        (iv) the reconstitution or conversion from one Entity to another type of Entity;

        (v) a merger, consolidation, reorganization or any other business combination;

        (vi)    a change of control; or

        (vii) a conversion to or operation of all or any portion of the Premises as a cooperative or condominium form of ownership.

        "PERMITTED TRANSFER" shall mean any of the following, any of which may be effected without notice to or consent of Lender and provided that no Event of Default, nor event or condition which with the passage of time or the giving of notice would be an Event of Default if not cured, has occurred and is continuing:

        (i) a sale, assignment, transfer or conveyance of the entire Premises upon Grantor's compliance with all of the Property Transfer Requirements; or

        (ii) a sale, assignment, transfer, or conveyance of direct ownership interests in Grantor, provided that not more than thirty-eight percent (38%) of the aggregate ownership interests in Grantor may be transferred during the term of the Loan and provided that no Person will be released from liability under the Loan Documents as a result of such transfer; or

        (iii) transfers of limited partnership interests in Behringer Harvard Short-Term Opportunity Fund I LP, the sole member of Borrower's general partner.

        "PROPERTY TRANSFER REQUIREMENTS" are all of the following:

        1. Prior review and approval of the proposed purchaser or other transferee and the subject transaction by Beneficiary, at Beneficiary's sole discretion. Review of the proposed purchaser or other transferee and the subject transaction shall encompass various factors, including, but not limited to, the proposed purchaser's or other transferee's creditworthiness, reputation, character, organizational structure, financial strength considering the obligations to be assumed and undertaken, and real estate management and leasing expertise as well as the proposed transaction's effect on the Premises, the Grantor, and other security for the Loan;

        2. Payment to Beneficiary of an assumption fee equal to one percent (1%) of the then outstanding principal balance of the Note; provided, however, that Beneficiary will require $15,000.00 of such fee (or the entire fee, in the event the total fee is less than $15,000.00) to be paid at the beginning of Beneficiary's review process, and such sum shall be nonrefundable and earned upon receipt by Beneficiary whether or not the transaction is ultimately completed or Beneficiary ultimately approves the proposed purchaser or other transferee;

        3. As required by Beneficiary in its sole discretion, payment to Beneficiary of funds sufficient to reduce the unpaid principal balance of the Note to an amount such that the ratio that the resulting unpaid principal balance of the Note bears to the sales price of the Premises will not exceed the maximum loan-to-value ratio for properties similar to the Premises in accordance with Beneficiary's then-current underwriting requirements;

        4. Receipt, at Grantor's expense, of either (at Beneficiary's discretion) a new ALTA extended coverage loan policy or an endorsement updating Beneficiary's existing loan policy in the full amount of the Loan, in form and by an issuer satisfactory to Beneficiary, and which insures this Deed of Trust to be a first and prior lien subject only to those exceptions which were previously approved by Beneficiary;

        5. Receipt by Beneficiary of copies of all relevant information and documentation relating to or required by Beneficiary in connection with the proposed transfer including, but not limited to: (a) a loan application on such form as Beneficiary may require executed by the proposed transferee and accompanied by such other documents as Beneficiary may require in connection therewith; (b) the organizational documents of the proposed transferee and an opinion of counsel satisfactory to Beneficiary as to its due formation, valid existence and authority to enter into and carry out the proposed transaction; (c) the deeds or other instruments of transfer and documents relating to the assignment and assumption of Leases; (d) evidence of compliance with the insurance requirements contained in the Loan Documents;
                (e) if Grantor is required to be a Single-Purpose Entity pursuant to the Loan Agreement, compliance with the representations and warranties in the Loan Agreement regarding the proposed transferee's status as a Single-Purpose Entity; and
                (f) compliance with such other closing requirements as are customarily imposed by Beneficiary in connection with such transactions;

        6. Receipt by Beneficiary of an appraisal of the Premises and an on-site inspection of the Premises by an appraiser and an inspector satisfactory to Beneficiary;

        7. Execution, delivery, acknowledgment and recordation, as applicable, of new, revised and/or replacement assumption agreements (which, unless otherwise agreed by Beneficiary, will provide for the continued liability of Grantor and each Guarantor, if any, for the Indebtedness after the transfer and assumption), loan modification agreements, indemnification agreements, escrow security agreements, security instruments, UCC financing statements, new or revised letters of credit and/or guarantees, in form and substance satisfactory to Beneficiary and a consent to the Transfer by any existing Guarantor and a reaffirmation of such Guarantor's obligations and liabilities under any guaranty made in connection with the Loan or a new guaranty executed by a new Guarantor reasonably satisfactory to Beneficiary;

        8. Payment of outside counsel fees and costs, other applicable professional's fees and costs, taxes, recording fees and the like, and any other fees and costs incurred, including, without limitation, title insurance fees, appraisal fees, inspection fees and environmental consultant's fees;

        9. Receipt by Beneficiary of thirty (30) days advance written notice of the proposed Transfer in question;

        10. If required by Beneficiary, correction of any deferred maintenance items revealed by the required appraisal and inspection of the Premises, and, if required by Beneficiary, deposit with Beneficiary of any new or additional Property Reserves;

        11. Receipt by Beneficiary of a waiver from any tenant having a right or option to purchase the Premises or any portion thereof, waiving such right or option in form and substance acceptable to Beneficiary; and

        12. Satisfaction of any conditions or the payment of any fees as specified in any Single-Purpose Entity Addendum to the Loan Agreement.

        4.4 TAXES AND OTHER LIABILITIES. Grantor shall pay or cause to be paid when due and before any penalty attaches or interest accrues all general taxes, special taxes, assessments (including assessments for benefits from public works or improvements whenever begun or completed), utility charges, water charges, sewer service charges, common area maintenance charges, if any, vault or space charges and all other like charges against or affecting the Premises or against any property or equipment located on the Premises, or which might become a lien on the Premises, and shall, within ten (10) days following Beneficiary's request, furnish to Beneficiary a duplicate receipt of such payment. If any such tax, assessment or charge may legally be paid in installments, Grantor may, at its option, pay such tax, assessment or charge in installments. Nothing contained in this SECTION 4.4 shall be deemed to relieve Grantor of its obligation to pay Property Reserves as required by the Loan Agreement.

        4.5 TAXES RELATED TO THIS INSTRUMENT. Grantor shall not claim or demand or be entitled to any credit on account of the Indebtedness secured hereby for any part of the taxes paid with respect to the Premises or part thereof, and no deduction shall otherwise be made or claimed from the taxable value of the Premises, or any part thereof, by reason of this Deed of Trust. If by the laws of the United States of America or of any State or governmental subdivision having jurisdiction over Grantor or of the Premises or of the Loan evidenced by the Loan Documents or any amendments or modifications thereof, any tax or fee is due or becomes due or is imposed upon Beneficiary in respect of the issuance of the Note hereby secured or the making, recording and registration of this Deed of Trust or otherwise in connection with the Loan Documents or the Loan, except for Beneficiary's income, gross receipts or franchise tax, Grantor covenants and agrees to pay such tax or fee in the manner required by such law, and to hold harmless and indemnify Beneficiary and its successors and assigns for, from and against any liability incurred by reason of the imposition of any such tax or fee.

        4.6 PERMITTED CONTESTS - TAXES. If Grantor desires to contest any tax, assessment or charge relating to the Premises, Grantor may do so by paying the same in full, under protest, in the manner provided by law; provided, however, that:

        a. if contest of any tax, assessment or charge may be made without the payment thereof, and

        b. such contest shall have the effect of preventing the collection of the tax, assessment or charge so contested and the sale or forfeiture of the Premises or any part thereof or any interest therein to satisfy the same, then Grantor may in its discretion and upon the giving of written notice to Beneficiary of its intended action and upon the furnishing to Beneficiary of such security or bond as Beneficiary may require, contest any such tax, assessment or charge in good faith and in the manner provided by law. All costs and expenses incidental to such contest shall be paid by Grantor. In the event of a ruling or adjudication adverse to Grantor, Grantor shall promptly pay such tax, assessment or charge. Grantor shall indemnify and save harmless Beneficiary and the Premises for, from and against any loss or damage arising from any such contest and shall, if necessary to prevent sale, forfeiture or any other loss or damage to the Premises or to Beneficiary, pay such tax, assessment or charge or take whatever action is necessary to prevent any sale, forfeiture or loss of the Premises.

        4.7 INSURANCE COVERAGE. Grantor shall at all times keep in force (or cause to be kept in force): (i) property insurance insuring all Improvements which now are or hereafter become a part of the Premises for fire and other perils covered by a causes of loss, special form insurance policy with an ordinance or law coverage endorsement containing a replacement cost endorsement covering one hundred percent (100%) of the replacement cost of such Improvements, or if Beneficiary permits coverage of less than one hundred percent (100%) replacement cost in its sole discretion, then such policy shall contain an agreed amount endorsement covering at least eight percent (80%) of such replacement cost; (ii) commercial general liability insurance, naming Beneficiary as an additional insured, protecting Grantor and Beneficiary against liability for bodily injury or property damage occurring in, on or adjacent to the Premises with dollar amounts of coverage as required by Beneficiary for combined single limit per occurrence, aggregate limit and excess umbrella liability insurance, which includes liability due to acts of terrorism; (iii) boiler and machinery insurance if required by Beneficiary; (iv) rental value insurance for the perils specified herein for one hundred percent (100%) of the Rents (including operating expenses, real estate taxes, assessments and insurance costs which are lessee's liability) for a period of no less than twelve (12) months; (v) builders risk insurance during all periods of construction; and (vi) insurance against all other hazards as may be reasonably required by Beneficiary, including, without limitation, insurance against loss or damage by flood, hurricane and windstorm, earthquake, acts of terrorism and mold; provided, however, Beneficiary may not require flood insurance unless all or a portion of the improvements located on the Land is or becomes located in a federally designated "special flood hazard area" or if Beneficiary determines in its reasonable discretion that the improvements on the Land are near a "special flood hazard area", whether on the Land or adjacent to the Land. All insurance (including deductibles and exclusions) shall be in form, content and amounts approved by Beneficiary and written by (A) an insurance company or companies approved by Beneficiary which (I) has ratings from A.M. Best Co. and from other rating agencies required by Beneficiary that are acceptable to Beneficiary and
(II) is licensed to do business in the State in which the Premises are located or (B) a governmental agency or instrumentality approved by Beneficiary. The policies for such insurance shall have attached thereto standard mortgagee clauses in favor of and listing Beneficiary as loss payee and permitting Beneficiary to collect any and all proceeds payable thereunder and shall include a thirty (30) day notice of cancellation clause in favor of Beneficiary. All certificates of insurance (and policies, if requested by Beneficiary) shall be delivered to and held by Beneficiary as further security for the payment of the Note and any other obligations arising under the Loan Documents, with evidence of renewal coverage delivered to Beneficiary at least thirty (30) days before the expiration date of any policy. Grantor shall not carry separate insurance, concurrent in kind or form and contributing in the event of loss, with any insurance required in the Loan Documents.

        4.8     CONDEMNATION AND INSURANCE PROCEEDS.

        a. ASSIGNMENT OF CLAIMS; SETTLEMENT. Grantor absolutely and irrevocably assigns to Beneficiary all of the following rights, claims and amounts (collectively, "CLAIMS"), all of which shall be paid to Beneficiary: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a Taking for public or private use affecting all or any part of, or any interest in, the Premises; (ii) all other claims and awards for damages to or decrease in value of all or any part of, or any interest in, the Premises; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Premises; and (iv) all interest which may accrue on any of the foregoing. Grantor shall give Beneficiary prompt written notice of the occurrence of any casualty affecting, or the institution of any Taking proceedings for, the Premises or any portion thereof. So long as no Event of Default has occurred and is continuing at the time, (i) Grantor shall have the right to adjust, compromise and settle any Claim or group of related Claims of $250,000.00 or less without the participation or consent of Beneficiary and (ii) Beneficiary shall have the right to participate in and consent to any adjustment, compromise or settlement of any Claim or group of related Claims exceeding $250,000.00. If an Event of Default has occurred and is continuing at the time, Grantor hereby irrevocably empowers Beneficiary, in the name of Grantor, as Grantor's true and lawful attorney in fact, to commence, appear in, defend, prosecute, adjust, compromise and settle all Claims; provided, however, Beneficiary shall not be responsible for any failure to undertake any or all of such actions regardless of the cause of the failure. Grantor agrees and acknowledges that all awards, proceeds and other sums described herein shall, in all cases, be payable to Beneficiary and held by Beneficiary without any allowance of interest and that in any bankruptcy proceeding of Grantor, all such proceeds shall be deemed to be "CASH COLLATERAL" as that term is defined in Section 363 of the Bankruptcy Code.

        b. APPLICATION OF PROCEEDS; NO EVENT OF DEFAULT. In the event the casualty or Taking occurs more than six (6) months prior to the Maturity Date and so long as no Event of Default has occurred and is continuing at the time of Beneficiary's receipt of the proceeds of the Claims ("PROCEEDS") and no Event of Default occurs thereafter, the following provisions shall apply:

                (i) CONDEMNATION. If the Proceeds are the result of Claims described in SECTIONS 4.8(A)(I) or (II) above, or interest accrued thereon, Beneficiary shall apply the Proceeds in the following order of priority: First, to Beneficiary's expenses in settling, prosecuting or defending the Claims; Second, to the repair or restoration of the portion of the Premises, if any, not condemned or proposed for condemnation and not otherwise the subject of a claim or award; and Third, to the Indebtedness in any order without suspending, extending or reducing any obligation of Grantor to make installment payments; provided, however, if the aggregate amount of such Proceeds is less than $25,000.00, Beneficiary shall pay such proceeds directly to Grantor, to be held in trust for Beneficiary and applied to the cost of rebuilding and restoring the Premises.

                (ii) INSURANCE. If the Proceeds are the result of Claims described in SECTION 4.8(A)(III) above or interest accrued thereon, Beneficiary shall apply the Proceeds in the following order of priority: First, to Beneficiary's expenses in settling, prosecuting or defending the Claims; Second, to the repair or restoration of the Premises; and Third, if the repair or restoration of the Premises has been completed and all costs incurred in connection with the repair or restoration have been paid in full, to Grantor; provided, however, if the aggregate amount of such Proceeds is less than $250,000.00, Beneficiary shall pay such proceeds directly to Grantor, to be held in trust for Beneficiary and applied to the cost of rebuilding and restoring the Premises.

                (iii) RESTORATION. Notwithstanding the foregoing SECTIONS 4.8(B)(I) and (II), Beneficiary shall have no obligation to make any Proceeds available for the repair or restoration of all or any portion of the Premises unless and until all the following conditions have been satisfied: (a) there continues to exist no Event of Default; (b) the delivery to Beneficiary of satisfactory evidence of the estimated cost of completion of such repair and restoration work and any architect's certificates, waivers of lien, contractor's sworn statements, and other evidence of cost and of payment and of the continued priority of the lien hereof over any potential liens of mechanics and materialmen (including, without limitation, title policy endorsements) as Beneficiary may require and approve;
                        (c) the time required to complete the repair and restoration work and for the income from the Premises to return to the level it was prior to the loss will not exceed the coverage period of the rental value insurance required hereunder; (d) the annual net cash flow (defined as annual net operating income after deduction for tenant improvements, leasing commissions, annual replacement reserves and a management fee) shall equal or exceed the annual debt service on the Note, and all tenants confirm in writing to Beneficiary that they will occupy the Premises after the restoration is completed, their respective Lease is in full force and effect, and no material defaults have occurred and are continuing thereunder; provided that only net operating income from approved executed Leases in effect on the Premises, having at least one (1) year remaining prior to the expiration of their term, with no uncured defaults, shall be used in Beneficiary's determination of the annual net cash flow; (e) Beneficiary approves the plans and specifications of such work before such work is commenced if the estimated cost of rebuilding and restoration exceeds twenty-five percent (25%) of the Indebtedness or involves any structural changes or modifications; provided that if said plans and specifications substantially comply with those previously approved by Beneficiary, Beneficiary's approval shall not be unreasonably withheld; (f) if the amount of any insurance proceeds, award or other payment is insufficient to cover Beneficiary's estimate of the cost of restoring and rebuilding the Premises, Grantor shall pay such cost in excess of such proceeds, award or other payment before being entitled to reimbursement out of such funds; (g) evidence satisfactory to Beneficiary that the repair or restoration work can be completed at

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

                        least three (3) months prior to the Maturity Date; (h) such other conditions to such disbursements, in Beneficiary's discretion, as would be customarily required by a construction lender doing business in the area where the Premises is located; and (i) any conditions specified in any Single-Purpose Entity Addendum to the Loan Agreement.

                (iv) DISBURSEMENT PROCEDURES. In the event that Grantor is to be reimbursed out of the insurance proceeds or out of any award or payment received with respect to a Taking, Beneficiary shall from time to time make available such proceeds, subject to the following conditions:

                        (A) No payment made by Beneficiary prior to the final completion of the repair or restoration work shall, together with all payments theretofore made, exceed ninety percent (90%) of the cost of such work performed to the time of payment, and at all times the undisbursed balance of said proceeds shall be at least sufficient to pay for the cost of completion of such work free and clear of all liens.

                        (B) Repair and restoration of the Premises shall be commenced promptly after the occurrence of the loss and shall be prosecuted to completion diligently, and the Premises shall be so restored and rebuilt to substantially the same character and quality as prior to such damage and destruction and shall comply with all building codes and zoning requirements.

        c. APPLICATION OF PROCEEDS; EVENT OF DEFAULT. In the event: (x) an Event of Default exists, or (y) the casualty or Taking occurs during the last six (6) months prior to the Maturity Date and Beneficiary determines in its sole and absolute discretion that the repair and restoration of such casualty or Taking cannot be completed at least three (3) months prior to the Maturity Date, or (z) the conditions set forth in SECTION 4.8(B)(III) are not met, then Beneficiary, in its sole and absolute discretion may either:

                (i) declare the entire Indebtedness to be immediately due and payable; provided, however, that if no Event of Default exists, no Make Whole Premium shall be due. All proceeds shall be applied toward payment of the Indebtedness in such priority as Beneficiary elects; or

                (ii) disburse such proceeds as Beneficiary reasonably deems necessary for the repair or replacement of the Premises subject to those conditions set forth in SECTION 4.8(B)(III) which Beneficiary in its sole and absolute discretion may require.

                ARTICLE V. EVENTS OF DEFAULT; TRUSTEE PROVISIONS

        5.1 EVENTS OF DEFAULT. For all purposes hereof, "EVENT OF DEFAULT" shall mean either an "OPTIONAL EVENT OF DEFAULT" (as defined below) or an "AUTOMATIC EVENT OF DEFAULT" (as defined below).

        a. OPTIONAL EVENT OF DEFAULT. An "OPTIONAL EVENT OF DEFAULT" shall occur, at Beneficiary's option, upon the occurrence of any of the following events:

                (i) MONETARY. Grantor shall fail to pay when due any principal, interest, Make Whole Premium or other Indebtedness, utilities, taxes or assessments or insurance premiums required pursuant to the Loan Documents, and such failure shall have continued for ten
                        (10) days.

                (ii) FAILURE TO PERFORM. With respect to the matters not otherwise described in the other subsections of this
                        SECTION 5.1, Grantor shall fail to duly observe or perform any covenant, condition or agreement of the Grantor or any Guarantor contained in this Deed

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

                        of Trust, the Loan Agreement, the Guaranty (if any), or the Note from Grantor to Beneficiary or in any other Loan Document, and such failure shall have continued for thirty (30) days after Notice specifying such failure is given by Beneficiary to Grantor; provided, however, if any failure to observe or perform shall be of such nature that it cannot be cured or remedied within thirty
                        (30) days, Grantor shall be entitled to a reasonable period of time to cure or remedy such failure (not to exceed ninety (90) days following the giving of Notice), provided Grantor commences the cure or remedy thereof within the thirty (30) day period following the giving of Notice and thereafter proceeds with diligence, as determined by Beneficiary, to complete such cure or remedy; provided, however, that Grantor shall have no right to notice and opportunity to cure such failure and such failure shall immediately constitute an Optional Event of Default in the case of any failure of the same type or nature that is repeated more than twice in any one calendar year or more than three times throughout the time this Deed of Trust remains in effect.

                (iii) DUE ON SALE. A Transfer (other than a Permitted Transfer) shall occur.

                (iv) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made in any of the Loan Documents shall prove to be untrue or inaccurate in any material respect.

                (v) KEY PERSON. The retirement, death, incapacity or material reduction in current management authority or duties, if any, of any two of the following persons at the same time: Robert M. Behringer, Robert S. Aisner and Gerald J. Reihsen, III, and Grantor's failure to provide a substitute or replacement with regard to each such person acceptable to Beneficiary within one hundred and eighty (180) days after the occurrence of any such event.

                (vi) DEFAULT BY GUARANTOR. There is a default or breach by Guarantor of the representations, warranties and covenants of Guarantor pursuant to that certain Repayment Guaranty of even date herewith made by Guarantor in favor of Beneficiary.

                (vii) DEATH OF GRANTOR/GUARANTOR. If Grantor or any Guarantor is an individual, the death of any such individual.

                (viii) SINGLE-PURPOSE ENTITY. If Grantor is required to be a Single-Purpose Entity pursuant to the Loan Agreement, the failure of Grantor to remain a Single-Purpose Entity.

                (ix) DEFAULT UNDER OR TERMINATION OF COMPUSA/TELVISTA LEASE. An Event of Default (as defined in the CompUSA/Telvista Lease) occurs with respect to the CompUSA/Telvista Lease and the same is not cured within one hundred and eight
                        (180) days of the occurrence thereof, Grantor defaults under or breaches the CompUSA/Telvista Lease and fails to cure the same prior to the expiration of any applicable cure period or the CompUSA/Telvista Lease is terminated without the payment of the Termination Fee (as defined therein) and the immediate deposit thereof in the Escrow Account.

        b. AUTOMATIC EVENT OF DEFAULT. An "AUTOMATIC EVENT OF DEFAULT" shall occur automatically upon the occurrence of any of the following events:

                (i) VOLUNTARY BANKRUPTCY, INSOLVENCY, DISSOLUTION. Grantor, Interest Owner or any Guarantor voluntarily brings or acquiesces to any of the following: (A) any action for dissolution or the like of Grantor, Interest Owner or any Guarantor under the Bankruptcy Code as now or hereafter constituted; (B) the filing of a petition or answer proposing the adjudication of Grantor, Interest Owner or any Guarantor as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to any present or future federal or State

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

                        bankruptcy or similar law; or (C) the appointment by order of a court of competent jurisdiction of a receiver, trustee or liquidator of the Premises or any part thereof or of Grantor, Interest Owner or any Guarantor or of substantially all of the assets of Grantor, Interest Owner or any Guarantor; provided, however, that with respect to the preceding matters for an Interest Owner only, no Event of Default shall occur until an interested party or Interest Owner asserts a claim or right against Grantor or the Premises which in any manner may affect Beneficiary's rights, remedies, or interests granted under the Loan Documents (whether or not such assertion is successful).

                (ii) INVOLUNTARY BANKRUPTCY. One or more of the items set forth in SECTION 5.1(B)(I) above occur which were either not (i) voluntarily brought by Grantor, Interest Owner or any Guarantor or (ii) acquiesced in by Grantor, Interest Owner or any Guarantor, and which are not discharged or dismissed within ninety (90) days after the action, filing or appointment, as the case may be; provided, however, that with respect to the preceding matters for an Interest Owner only, no Event of Default shall occur until an interested party or Interest Owner asserts a claim or right against Grantor or the Premises which in any manner may affect Beneficiary's rights, remedies, or interests granted under the Loan Documents (whether or not such assertion is successful).

        5.2 ACCELERATION. Upon the occurrence of an Optional Event of Default, Beneficiary may, at its option, declare all sums owing to Beneficiary under the Note, the Loan Agreement and the other Loan Documents immediately due and payable without presentment, demand, protest, notice of protest, notice of acceleration, notice of intention to accelerate or any other notice of any kind, all of which are expressly waived by Grantor. Upon the occurrence of an Automatic Event of Default, all sums owing to Beneficiary under the Note, the Loan Agreement and the other Loan Documents shall automatically become immediately due and payable, also without presentment, demand, protest, notice of protest, notice of acceleration, notice of intention to accelerate or any other notice of any kind, all of which are expressly waived by Grantor.

        5.3     RIGHTS AND REMEDIES. In addition to the rights and remedies in
SECTION 5.2 above, at any time after an Event of Default, unless the same has been specifically waived in writing, Beneficiary shall have all of the following rights and remedies:

        a. ENTRY ON PREMISES. Grantor shall forthwith upon demand of Trustee or Beneficiary surrender to Beneficiary possession of the Premises, and Beneficiary shall be entitled to take actual possession of the Premises or any part thereof personally or by its agents or attorneys, and Beneficiary or Trustee in its discretion may, with or without force and with or without process of law, enter upon and take and maintain possession of all or any part of the Premises together with all documents, books, records, papers and accounts of the Grantor or the then owner of the Premises relating thereto, and may exclude Grantor, its agents or assigns wholly therefrom, and may as attorney-in-fact or agent of the Grantor, or in its own name as Beneficiary or Trustee, respectively, and under the powers herein granted: hold, operate, maintain, repair, rebuild, replace, alter, improve, manage or control the Premises as it deems judicious; insure and reinsure the same and any risks related to Beneficiary's possession, operation and management thereof; and receive all Rents, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion it deems proper or necessary to enforce the payment or security of the Rents, including actions for the recovery of Rent, actions in forcible detainer and actions in distress for Rents, hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Grantor; and conduct leasing activity pursuant to the provisions of the Section entitled "ASSIGNMENT OF LEASES AND RENTS" of ------------------------------ this Deed of Trust.
                Notwithstanding anything to the contrary contained herein, neither Trustee nor Beneficiary shall be obligated to perform or discharge, nor does either hereby undertake to perform or discharge, any obligation, duty or liability under any Lease. Should Trustee or Beneficiary incur any liability, loss or damage under any Leases, or under or by reason of the Assignment of Leases, or in the defense of any claims or demands whatsoever which may be asserted against Trustee or Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements in any Lease

                (INCLUDING THOSE CAUSED BY THE NEGLIGENCE AND/OR STRICT LIABILITY OF BENEFICIARY AND/OR TRUSTEE, but not to the extent caused solely as a result of Trustee's and/or Beneficiary's gross negligence or willful misconduct), the amount thereof, including costs, expenses and reasonable attorneys' fees and costs, including reasonable attorneys' fees and costs on appeal, shall be added to the Indebtedness and secured hereby.

        b. APPLICATION OF RENTS. Trustee and Beneficiary in the exercise of the rights and powers conferred upon them shall have the full power to use and apply the Rents, less costs and expenses of collection to the payment of or on account of the items listed below, at the election of Beneficiary and in such order as Beneficiary may determine as follows: (a) to the payment of (i) the expenses of operating and maintaining the Premises, including, but not limited to the cost of management, leasing (which shall include reasonable compensation to Trustee, Beneficiary and their respective agent or agents if management and/or leasing is delegated to an agent or agents), repairing, rebuilding, replacing, altering and improving the Premises; (ii) premiums on insurance as herein authorized; (iii) taxes and special assessments now due or which may hereafter become due on the Premises; and (iv) expenses of placing the Premises in such condition as will, in the sole judgment of Beneficiary, make it readily rentable; (b) to the payment of any principal, interest or any other Indebtedness secured hereby or any deficiency which may result from any foreclosure sale; and (c) to the payment of established claims for damages, if any, reasonable attorneys' fees and costs. The manner of the application of Rents, the reasonableness of the costs and charges to which such Rents are applied and the item or items which shall be credited thereby shall be within the sole and unlimited discretion of Beneficiary. To the extent that the costs and expenses in (a) and (c) above exceed the amounts collected, the excess shall be added to the Indebtedness and secured hereby.

        c. APPOINTMENT OF RECEIVER. Beneficiary may apply to any court having jurisdiction for the appointment of a receiver of the Premises. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Grantor at the time of application for such receiver and without regard to the then value of the Premises or the adequacy of Beneficiary's security. Beneficiary may be appointed as such receiver. Grantor hereby consents to the foregoing and waives any right to object to such appointment. Grantor further waives the right to require the posting of a bond in connection with the appointment of a receiver. The receiver shall have power to collect the Rents during the pendency of any foreclosure proceedings and, in case of a sale, during the full statutory period of redemption, if any, as well as during any further times when Grantor, except for the intervention of such receiver, would be entitled to collect such Rents. In addition, the receiver shall have all other powers which shall be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period. The court from time to time may authorize the receiver to apply the net income in its possession at Beneficiary's election and in such order as Beneficiary may determine in payment in full or in part of those items listed in SECTION 5.3(B).

        d. JUDICIAL FORECLOSURE; INJUNCTION. Beneficiary may commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Grantor hereunder, and Grantor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Grantor waives the defense of laches and any applicable statute of limitations.

        e. POWER OF SALE. Beneficiary shall have the right to cause the Premises or any part thereof to be sold in order to accomplish the object of these trusts and, upon demand by Beneficiary, Trustee, without demand on Grantor unless required by law, shall sell the Premises at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, having first given notice of the time and place of such sale as required by law for a trustee's sale of real property and the minimum period of time required by law after such notice having elapsed. Subject to requirements imposed by law, Trustee may postpone such sale from time to time by giving notice of such postponement in the same manner in which any original notice of sale was given or by an announcement or proclamation made to the

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

                persons assembled at the time and place previously appointed and noticed for such sale or postponed sale, and on the date of such sale or the date to which such sale may have been postponed, Trustee may sell the Premises to the highest bidder. Neither Grantor not any other person or entity other than Beneficiary shall have the right to direct the order in which the Premises is sold. A sale of less than the whole of the Premises or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein. Trustee in conducting said sale may act either in person or through the agency of an auctioneer or attorney and will establish as one of the conditions of such sale that all bids and payments for said Premises be made in cash, in lawful money of the United States, payable at time of sale. Any person, including Trustee, Grantor or Beneficiary, may purchase at the sale. Upon such sale, Trustee shall make, execute, and after due payment is made, deliver to the purchaser or purchasers at such sale a deed or deeds for the Premises or part thereof sold, but without any covenant or warranty, express or implied. In the event of such a sale of the Premises or any part thereof and the execution of a deed or deeds therefor under these trusts, any recital therein of the occurrence of an Event of Default or of the giving or recording of any notice or demand by Trustee or Beneficiary regarding such sale shall be conclusive proof thereof, and the receipt of the purchase money recited therein shall fully discharge the purchaser from any obligation for the proper application of the proceeds of sale in accordance with these trusts.

                In connection with such sale of the Premises, Beneficiary may credit bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Indebtedness. Grantor hereby agrees that (A) in connection with determining such credit bid, Beneficiary may, but is not obligated to, consider and (B) in the context of an upset price hearing or other valuation proceeding, a court may consider, all or any of the following: (i) appraisals of the Premises as such appraisals may be discounted or adjusted by Beneficiary in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Premises prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Premises after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Premises prior to resale, costs of resale (e.g. commissions, attorneys' fees, and taxes), costs of any Hazardous Materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Premises, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Beneficiary; (iv) declining trends in real property values generally and with respect to properties similar to the Premises; (v) anticipated discounts upon resale of the Premises as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Indebtedness; AND (vii) such other factors or matters that Beneficiary (in its sole and absolute discretion) deems appropriate. In regard to the above, Grantor acknowledges and agrees that: (viii) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (ix) this paragraph does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (x) the amount of Beneficiary's credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Grantor and Beneficiary; and (xi) Beneficiary's credit bid may be (at Beneficiary's sole and absolute discretion) higher or lower than any appraised value of the Premises.

        f. MULTIPLE FORECLOSURES. To resort to and realize upon the security hereunder and any other security now or later held by or for the benefit of Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both, and to apply the proceeds received upon the Indebtedness all in such order or manner as Trustee and Beneficiary or either of them determine in their sole discretion.

        g. RIGHTS TO COLLATERAL. To exercise all rights Trustee or Beneficiary may have with respect to the Collateral under this Deed of Trust, the UCC or otherwise at law; and

        h. OTHER RIGHTS. To exercise such other rights as Trustee or Beneficiary may have at law or in equity or pursuant to the terms and conditions of this Deed of Trust or any of the other Loan Documents.

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

                In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Premises which consists of a right in action or which is property that can be severed from the Premises (including, without limitation, any improvements forming a part thereof) without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Premises. Any sale of Collateral hereunder shall be conducted in any manner permitted by the UCC.

        5.4 APPLICATION OF FUNDS AFTER EVENT OF DEFAULT. After the occurrence and during the continuance of an Event of Default, Beneficiary may apply all funds received in respect of the Indebtedness, including the proceeds of any foreclosure sale or other sale of the Premises, in such order of priority as Beneficiary may determine in its sole discretion.

        5.5 WAIVER OF MARSHALING RIGHTS, RIGHTS OF REDEMPTION AND REINSTATEMENT. Grantor hereby agrees that upon the occurrence of an Event of Default and the acceleration of the principal sum secured hereby pursuant to this Deed of Trust, to the full extent that such rights can be lawfully waived, Grantor hereby waives and agrees not to insist upon, plead, or in any manner take advantage of, any notice of acceleration, any stay, extension, exemption, homestead, marshaling or moratorium law or any law providing for the valuation or appraisement of all or any part of the Premises prior to any sale or sales thereof under any provision of this Deed of Trust or before or after any decree, judgment or order of any court or confirmation thereof, or claim or exercise any right to redeem all or any part of the Premises so sold and hereby expressly waives to the full extent permitted by applicable law on behalf of itself and each and every Person acquiring any right, title or interest in or to all or any part of the Premises, all benefit and advantage of any such laws which would otherwise be available to Grantor or any such Person, and agrees that neither Grantor nor any such Person will invoke or utilize any such law to otherwise hinder, delay or impede the exercise of any remedy granted or delegated to Beneficiary herein but will permit the exercise of such remedy as though any such laws had not been enacted. Grantor hereby further expressly waives to the full extent permitted by applicable law on behalf of itself and each and every Person acquiring any right, title or interest in or to all or any part of the Premises any and all rights of redemption from any sale or any order or decree of foreclosure obtained pursuant to provisions of this Deed of Trust. To the extent permitted by law, Grantor hereby waives and releases all procedural errors, defects and imperfections in any proceedings instituted by Beneficiary under the terms of this Deed of Trust, the Note and the other Loan Documents.

        5.6 PAYMENT OF COSTS, EXPENSES AND ATTORNEYS' FEES. Grantor agrees that all reasonable costs, charges and expenses, including but not limited to, reasonable attorneys' fees and costs, incurred or expended by Trustee or Beneficiary arising out of or in connection with any action, proceeding or hearing, whether legal, equitable or quasi-legal, including the preparation therefor and any appeal therefrom, in any way affecting or pertaining to the Loan Documents or the Premises, shall be promptly paid by Grantor. Such expenses shall include but not be limited to reasonable expenses (including the reasonable fees and expenses of legal counsel for Beneficiary and Trustee) incurred in connection with: (a) the preservation and enforcement of Beneficiary's liens and security interests under this Deed of Trust; (b) the protection, exercise or enforcement of Beneficiary's rights with respect to the Premises including, without limitation, Trustee's and Beneficiary's rights to
(i) collect or take possession of the Premises and the proceeds thereof, (ii) hold the Premises, (iii) prepare the Premises for sale or other disposition and
(iv) sell or otherwise dispose of the Premises; and (c) the assertion, protection, exercise or enforcement of Beneficiary's rights in any proceeding under the Bankruptcy Code, including, without limitation, the preparation, filing and prosecution of (i) proofs of claim, (ii) motions for relief from the automatic stay, (iii) motions for adequate protection, and (iv) complaints, answers and other pleadings in adversary proceedings by or against Beneficiary or relating in any way to the Premises. All such sums not promptly paid by Grantor shall be added to the Indebtedness secured hereby and shall bear interest at the Default Rate from the date of such advance and shall be due and payable on demand.

        5.7 POWER TO FILE NOTICES AND CURE DEFAULTS. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, to perform any obligation of Grantor hereunder upon the occurrence of an Event of Default; PROVIDED, HOWEVER, that: (a) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (b) Beneficiary shall not be liable to Grantor or any other Person for any failure to act under this Section.

        5.8 REMEDIES CUMULATIVE. All rights and remedies granted to Trustee or Beneficiary in the Loan Documents shall be in addition to and not in limitation of any rights and remedies to which it is entitled in equity, at law or by statute, and the invalidity of any right or remedy herein provided by reason of its conflict with applicable law or statute shall not affect any other valid right or remedy afforded to Trustee or Beneficiary. No waiver of any default or Event of Default under any of the Loan Documents shall at any time thereafter be held to be a waiver of any rights of Trustee or Beneficiary hereunder, nor shall any waiver of a prior Event of Default or default operate to waive any subsequent Event of Default or default. All remedies provided for in the Loan Documents are cumulative and may, at the election of Beneficiary, be exercised alternatively, successively or concurrently. No act of Trustee or Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision or to proceed against one portion of the Premises to the exclusion of any other portion. Time is of the essence under this Deed of Trust and the Loan Documents.

        5.9 NO CURE OR WAIVER. By accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums or installments so secured or to declare an Event of Default for failure to pay such other sums or installments.

        5.10 SUBSTITUTION OF TRUSTEE. From time to time, Beneficiary, without joinder of any other person or entity, may substitute another Trustee in place of the Trustee named herein to execute the trusts hereby created, and upon such appointment and without conveyance to the successor trustee, (a) the successor trustee shall be vested with all the title, interest, powers, duties and trusts in the Premises hereby vested in or conferred upon the Trustee originally named herein and (b) the predecessor trustee shall be discharged from all further obligations hereunder. Each such appointment and substitution shall be made by a written instrument executed and acknowledged by Beneficiary containing reference to this Deed of Trust sufficient to identify it, which instrument, when recorded in the office of the county recorder of the county or counties in which the Premises is situated, shall be conclusive proof of the proper appointment of the successor trustee. The recital or statement in any instrument executed by Trustee in pursuance of any of said trusts of the due authorization of any agent of the Trustee executing the same shall for all purposes be conclusive proof of such authorization.

        5.11 ACCEPTANCE OF TRUST; POWERS AND DUTIES OF TRUSTEE. Trustee accepts this trust when this Deed of Trust is recorded. From time to time upon written request of Beneficiary and presentation of this Deed of Trust, or a certified copy thereof, for endorsement, and without affecting the personal liability of any person for the payment or performance of the Indebtedness, Trustee may, without liability therefor and without notice: (a) reconvey all or any part of the Premises; (b) consent to the making of any map or plat of the Premises; (c) join in granting any easement on the Premises; (d) join in any declaration of covenants and restrictions; or (e) join in any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Nothing contained in the immediately preceding sentence shall be construed to limit, impair or otherwise affect the rights of Grantor in any respect. Except as may otherwise be required by applicable law, Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees directing or confirming or approving acts in the execution of said trusts and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding (including, without limitation, actions in which Grantor, Beneficiary or Trustee shall be a party) unless held or commenced and maintained by Trustee under this Deed of Trust. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of the act is requested in writing and Trustee is reasonably indemnified and held harmless for, from and against loss, cost, liability and expense.

        5.12 FURTHER ASSURANCES TO TRUSTEE. Grantor, forthwith upon request, at any and all times hereafter and at the expense of Grantor, will cause to be made, executed, acknowledged and delivered to Trustee, any and every deed or assurance in law which Trustee or counsel of Trustee shall reasonably advise or require for the more sure, effectual and satisfactory granting and confirming of the Premises unto Trustee.

        5.13 TRUSTEE NOT LIABLE. Trustee shall not be liable or responsible for its acts or omissions hereunder, INCLUDING THE NEGLIGENCE AND/OR STRICT LIABILITY OF TRUSTEE, but not to the extent of Trustee's own gross negligence or willful misconduct, nor shall Trustee be liable or responsible for any acts or omissions of any of Trustee's agents, attorneys or employees (INCLUDING THE NEGLIGENCE AND/OR

STRICT LIABILITY OF SUCH PARTIES, but not to the extent of such parties' gross negligence or willful misconduct), if selected with reasonable care.

        5.14 COMPENSATION OF TRUSTEE. Grantor shall pay to Trustee reasonable compensation and reimbursement for services and expenses in the administration of this trust, including, without limitation, reasonable attorneys' fees. Grantor shall pay all indebtedness arising under this Section immediately upon demand by Trustee or Beneficiary together with interest thereon from the date the indebtedness arises at the rate of interest then applicable to the principal balance of the Note as specified therein.

                      ARTICLE VI. MISCELLANEOUS PROVISIONS

        6.1 ADDITIONAL PROVISIONS; LIMITATION ON LIABILITY; SAVINGS CLAUSE. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Grantor which apply to this Deed of Trust and to the Premises and such further rights and agreements are incorporated herein by this reference. The interest provisions of Section 7.25(b) of the Loan Agreement and the usury savings provisions of the Note are fully incorporated herein by reference as if the same were specifically stated here.

        6.2 COSTS AND EXPENSES. Grantor shall pay to Trustee or Beneficiary, as applicable, the full amount of all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses of Trustee or Beneficiary's in-house or outside counsel, incurred by Trustee or Beneficiary in connection with: (a) appraisals and inspections of the Premises or Collateral required by Beneficiary as a result of (i) a Transfer or proposed Transfer, or (ii) an Event of Default; (b) appraisals and inspections of the Premises or Collateral required by applicable law, including, without limitation, federal or State regulatory reporting requirements; and (c) any acts performed by Beneficiary at Grantor's request or wholly or partially for the benefit of Grantor (including, without limitation, the preparation or review of amendments, assumptions, waivers, releases, reconveyances, proposed leases and amendments of leases, subordinations, estoppel certificates or statements of amounts owing under any Indebtedness). In connection with appraisals and inspections, Grantor specifically (but not by way of limitation) acknowledges that: (aa) a formal written appraisal of the Premises by a State certified or licensed appraiser may be required by federal regulatory reporting requirements on an annual or more frequent basis; and (bb) Beneficiary may require inspection of the Premises by an independent supervising architect, a cost engineering specialist, or both. Furthermore, upon the occurrence of any Event of Default, Beneficiary may, but need not, make any payment or perform any act herein required of Grantor, in any form and manner deemed expedient and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting said Premises, or contest any tax or assessment. All moneys paid for any of the purposes herein authorized and all reasonable expenses paid or incurred in connection therewith, including but not limited to, reasonable attorneys' fees and costs and reasonable attorneys' fees and costs on appeal, and any other money advanced by Beneficiary to protect the Premises and the lien hereof, shall be so much additional Indebtedness secured hereby and shall become immediately due and payable without notice and with interest thereon at the Default Rate from the date of expenditure or advance until paid. In making any payment hereby authorized relating to taxes or assessments or for the purchase, discharge, compromise or settlement of any prior lien, Beneficiary may make such payment according to any bill, statement or estimate secured from the appropriate public office without inquiry into the accuracy thereof or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof or without inquiry as to the validity or amount of any claim for lien which may be asserted.

        6.3 NO RELEASE. If the payment of the Indebtedness secured hereby or of any part thereof shall be extended or varied, or if any part of the security be released, all persons now or at any time hereafter liable therefor, or interested in said Premises, shall be held to assent to such extension, variation or release, and their liability and the lien and all provisions hereof shall continue in full force, the right of recourse against all such persons being expressly reserved by Beneficiary notwithstanding such variation or release.

        6.4 RECONVEYANCE. Upon Beneficiary's written request, and upon surrender of this Deed of Trust or certified copy thereof and any note, instrument or instruments setting forth all obligations secured hereby to Trustee for cancellation, Trustee shall release, without warranty, this Deed of Trust and the lien hereof by proper instrument executed in recordable form. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the reconveyance may describe any grantee named therein as "the person or persons legally entitled thereto". Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees under any such reconveyance. When the Premises have been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Premises to person or persons legally entitled thereto.

        6.5     RIGHT OF INSPECTION.

        a. Grantor hereby grants to Beneficiary and its respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to enter upon and inspect the Premises and all facilities located thereon at reasonable times. Beneficiary shall make reasonable efforts to ensure that the operations of the tenants are not disrupted.

        b. In the event there has been an Event of Default or in the event Beneficiary has formed a reasonable belief, based on its inspection of the Premises or other factors known to it, that Hazardous Materials may be present on the Premises, then Grantor grants to Beneficiary and its respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to conduct, at Grantor's expense, environmental tests of the Premises, including without limitation, a Phase I environmental audit, subsurface testing, soil and ground water testing, and other tests which may physically invade the Premises or facilities (the "TESTS"). The scope of the ----- Tests shall be such as Beneficiary, in its sole discretion, determines is necessary to: (i) investigate the condition of the Premises; (ii) protect the security interests created under this Deed of Trust; or (iii) determine compliance with Environmental Laws, the provisions of the Loan Documents and other matters relating thereto.

        c. The foregoing licenses and authorizations are intended to be a means of protection of Beneficiary's security interest in the Premises and not as participation in the management of the Premises.

        6.6 SEVERABILITY. In the event one or more provisions of the Loan Documents shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and the Loan Documents shall be construed as if any such provision had never been contained herein or therein.

        6.7 FURTHER ASSURANCES. Grantor shall, upon demand by Beneficiary or Trustee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the purposes of the Loan Documents and to perfect any assignments contained therein.

        6.8 ATTORNEYS' FEES. If any legal action, suit or proceeding is commenced between Grantor and Beneficiary regarding their respective rights and obligations under this Deed of Trust or any of the other Loan Documents, Beneficiary shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorneys' fees and court costs (including, without limitation, expert witness fees).

        6.9 GRANTOR AND BENEFICIARY DEFINED. The term "Grantor" includes the original Grantor and any subsequent owner or owners of any of the Premises, and the term "Beneficiary" includes the original Beneficiary and any future owner or holder, including assignees, pledgees and participants, of the Note or any interest therein.

        6.10    DISCLAIMERS.

        a. RELATIONSHIP. The relationship of Grantor and Beneficiary under this Deed of Trust and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Beneficiary neither undertakes nor assumes any responsibility or duty to Grantor or to any third party with respect to the Premises. Notwithstanding any other provisions of this Deed of Trust and the other Loan Documents:
                (i) Beneficiary is not, and shall not be construed to be, a partner, joint venturer, member, alter ego, manager, controlling person or other business associate or participant of any kind of Grantor, and Beneficiary does not intend to ever assume such status; and (ii) Beneficiary shall not be deemed responsible for or a participant in any acts, omissions or decisions of Grantor.

        b. NO LIABILITY. Beneficiary shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Premises, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Grantor or any of Grantor's agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Premises or any fire, flood or other casualty or hazard thereon; (iv) the failure of Grantor or any of Grantor's licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Premises in a safe condition; or
                (v) any nuisance made or suffered on any part of the Premises.

        6.11 EXCULPATION. Beneficiary shall not directly or indirectly be liable to Grantor or any other person as a consequence of: (a) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust; (b) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Grantor under any agreement related to the Premises or under this Deed of Trust; or (c) any loss sustained by Grantor or any third party resulting from Beneficiary's failure to lease the Premises after an Event of Default or from any other act or omission of Beneficiary in managing the Premises after an Event of Default unless the loss is caused by the willful misconduct and bad faith of Beneficiary and no such liability shall be asserted or enforced against Beneficiary, all such liability being expressly waived and released by Grantor.

        6.12 DEED OF TRUST ESTOPPEL CERTIFICATES. Within thirty (30) days after any written request by any party to this Deed of Trust, the requested party shall certify, by a written statement duly acknowledged, the amount of principal, interest and other Indebtedness then owing on the Note, the terms of payment, Maturity Date and the date to which interest has been paid. Grantor shall further certify whether any defaults, offsets or defenses exist against the Indebtedness secured hereby.

        6.13 RELATIONSHIP OF ARTICLES. The rights, remedies and interests of Beneficiary under the deed of trust established by Article I and the security agreement established by Article II are independent and cumulative, and there shall be no merger of any lien created by the deed of trust with any security interest created by the security agreement. Beneficiary may elect to exercise or enforce any of its rights, remedies or interests under either or both the deed of trust or the security agreement as Beneficiary may from time to time deem appropriate. The absolute assignment of rents and leases established by Article III is similarly independent of and separate from the deed of trust and the security agreement.

        6.14 NOTICES. All notices and other communications that are required or permitted to be given to a party under this Deed of Trust shall be given in accordance with the terms of the Loan Agreement.

        6.15 INTERPRETATION. Grantor has had the opportunity to fully negotiate the terms hereof and modify the draftsmanship of this Deed of Trust. Therefore, the terms of this Deed of Trust shall be construed and interpreted without any presumption, inference, or rule requiring construction or interpretation of any provision of this Deed of Trust against the interest of the party causing this Deed of Trust or any portion of it to be drafted. Grantor is entering into this Deed of Trust freely and voluntarily without any duress, economic or otherwise.

        6.16 HEIRS, SUCCESSORS AND ASSIGNS. This Deed of Trust and all provisions hereof shall inure to the benefit of the heirs, successors and assigns of Beneficiary and shall bind the heirs and permitted successors and assigns of Grantor.

        6.17 GOVERNING LAW. This Deed of Trust shall be governed by, and construed in accordance with the laws of the State where the Premises are located, without regard to its conflicts of law principles.

        6.18 WAIVER OF JURY TRIAL. GRANTOR AND BENEFICIARY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THE LOAN, THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF GRANTOR, BENEFICIARY OR TRUSTEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO MAKE THE LOAN TO GRANTOR.

        6.19 NOTICES; DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. Grantor shall protect, preserve and defend the Premises and title to and right of possession of the Premises, the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee hereunder at Grantor's sole expense against all adverse claims, whether the claim: (a) is against a possessory or non-possessory interest; (b) arose prior or subsequent to the Closing Date; or
(c) is senior or junior to Grantor's or Beneficiary's rights. Grantor shall give Beneficiary and Trustee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Premises and of any condemnation offer or action. Unless Beneficiary shall otherwise direct in writing, Grantor shall appear in and defend all actions or proceedings purporting to affect the security hereunder, or any right or power of Beneficiary or Trustee. Beneficiary shall have the right to appear in such actions or proceedings. Grantor shall save Beneficiary and Trustee harmless for, from and against all costs and expenses, including but not limited to, reasonable attorneys' fees and costs, and costs of a title search, continuation of abstract and preparation of survey incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in and to which Beneficiary or Trustee may be or become a party by reason hereof. Such proceedings shall include but not be limited to condemnation, bankruptcy, probate and administration proceedings, as well as any other action, suit, proceeding, right, motion or application wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of this Deed of Trust or the Loan Documents or otherwise purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee. All money paid or expended by Beneficiary or Trustee in that regard, together with interest thereon from date of such payment at the Interest Rate then applicable under the Loan Documents, shall be additional Indebtedness secured hereby and shall be immediately due and payable by Grantor without notice.

        6.20 MERGER. No merger shall occur as a result of Beneficiary's acquiring any other estate in, or any other lien on, the Premises unless Beneficiary consents to a merger in writing.

        6.21 CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement or the other Loan Documents, as applicable.

        6.22 SEPARATE AND COMMUNITY PROPERTY. Any married person who executes this Deed of Trust as a "Grantor" agrees that any money judgment which Beneficiary or Trustee obtains pursuant to the terms of this Deed of Trust or any other obligation of that married person secured by this Deed of Trust may be collected by execution upon any separate property or community property of that person.

        6.23 CONSENT TO JURISDICTION. Grantor irrevocably submits to the jurisdiction of any State or federal court sitting in the State of Washington, the State where the Premises are located, and the State in which Grantor's principal place of business is located over any suit, action, or proceeding arising out of or relating to this Deed of Trust, the Note or the Loan evidenced thereby and any State court sitting in the county of the State where the Premises are located over any suit, action, or proceeding brought by Beneficiary to exercise any of its rights under the Loan Documents or any action brought by Beneficiary to enforce its rights with respect to the Collateral. Grantor irrevocably waives, to the fullest extent permitted by law, any objection that Grantor may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Grantor further consents and agrees to service of any summons, complaint or other legal process in any such suit, action or proceeding by registered or certified U.S. mail, postage prepaid, to Grantor at the address for notices described in the Loan Agreement, and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).

        6.24 EXHIBITS. EXHIBIT A is incorporated into this Deed of Trust by this reference.

        6.25 CONSENTS AND APPROVALS. Wherever Beneficiary's consent, approval, acceptance or satisfaction is required under any provision of this Deed of Trust or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Beneficiary unless such provision expressly so provides.

        6.26 JOINT AND SEVERAL LIABILITY. If this Deed of Trust is executed by more than one Person as Grantor, the obligations of each such Person shall be joint and several.

        6.27 COUNTERPARTS. This Deed of Trust may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which taken together shall constitute but one agreement.

        6.28 STATE SPECIFIC PROVISIONS. Notwithstanding anything contained herein to the contrary:

        a. MATURITY DATE. The Maturity Date of the Note is October 4, 2007, unless extended in accordance with the terms and provisions of Sections 2.4 and 2.5 of the Loan Agreement.

        b. FIXTURE FILING. With respect to SECTION 2.2 hereof, this Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Premises and is to be filed for record in the real estate records in the Office of the County Clerk where the Land (including said fixtures) is situated. This Deed of Trust shall also be effective as a financing statement covering as-extracted collateral and is to be filed for record in the real estate records of the county where the Land is situated. The mailing address of Grantor is set forth on the first page of this Deed of Trust and the address of Beneficiary from which information concerning the security interest may be obtained is the address of Beneficiary set forth on the first page of this Deed of Trust.

        c.      GRANT OF LICENSE. In no event will the assignment pursuant to
                ARTICLE 3 hereof reduce the Indebtedness, except to the extent, if any, that Rents are actually received by Beneficiary and applied upon or after said receipt to the Indebtedness in accordance herewith.

        d.      FORECLOSURE.

                (i) If Grantor shall well and truly pay, or cause to be paid, the Indebtedness and does keep and perform each and every covenant, condition and stipulation herein and in the other Loan Documents contained, then these presents shall become null and void; otherwise to be and remain in full force and effect; but if an Event of Default shall occur and the Indebtedness, shall, at the option of Beneficiary, become at once due and payable, then, without limitation to any other rights or remedies of Beneficiary contained herein, Trustee shall be and is hereby authorized and empowered, when requested so to do by Beneficiary after such default, to sell the Premises covered hereby at public auction to the highest bidder for cash between the hours of ten o'clock a.m. and four o'clock p.m. of the first Tuesday in any month, at the designated location for such sale at the County Court House in the county in which the Premises or any part thereof is situated, after complying with the statutes and procedures of the State of Texas governing such sales and after advertising the time, place, and terms of said sale and the Premises to be sold and by posting or causing to be posted for at least twenty-one (21) consecutive days prior to the date of said sale written or printed notice thereof at the designated location for such posting at the courthouse of the county in which the sale is to be made and if the Premises is located in more than one county, one notice shall be posted at the courthouse door of each county in which the Premises is located. In addition to such posting of notice, Beneficiary shall at least twenty-one (21) days preceding the date of sale file a copy of such notice with the Clerk of the County in which the Premises is located and shall serve written notice of the proposed sale by certified mail on Grantor and on each other debtor, if any, obligated to pay the Indebtedness. Service of such notice shall be completed upon deposit of the notice enclosed in a postpaid wrapper, properly addressed to Grantor and such other debtors at their most recent address or addresses as shown by the records of Beneficiary in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Grantor agrees that no notice of any sale other than as set out in this paragraph need be given by Trustee, Beneficiary or any other person. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. The Grantor does hereby authorize and empower said Trustee and each and all of his or its successors in this trust, to sell the Premises, together, or in lots or parcels, as Trustee shall deem expedient, and to execute and deliver to the purchaser or purchasers of the Premises good and sufficient deeds of conveyance thereof by fee simple title, with covenants of general warranty, and the title of such purchaser or purchasers, when so made by Trustee, Grantor binds itself to warrant and forever defend; and to receive the proceeds of said sale which shall be applied in accordance with the order or priority set forth herein.

                (ii) Beneficiary may bid and become the purchaser of the Premises at any such sale. The deed or deeds which shall be given by Trustee to the purchaser or purchasers at such sale shall be prima facie evidence of the truth of all the recitals therein as to default in the payment of the Indebtedness, or of interest due thereof, or of the sums thereunder and hereunder due, the request to the Trustee to sell, the advertisement or posting of such sale, the proceedings at such sale, the facts, if any, authorizing a substitute Trustee to act in the Premises, and everything necessary to the validity of such sale. In the alternative, upon any such default, at the option of Beneficiary, this Deed of Trust may be foreclosed according to law.

                (iii) Subject to the conditions set forth, the Grantor specifically agrees that after any sale under this Deed of Trust it shall be a mere tenant at sufferance of the purchaser of said Premises at Trustee's sale and that the purchaser of said Premises shall be entitled to immediate possession thereof, and if the Grantor fails to vacate the Premises immediately, the purchaser may, and shall have the right to, go into any justice court in the precinct or county in which any portion of the Premises is located and file an action in forcible entry and detainer, which action shall lie against Grantor as tenant at sufferance. This remedy is cumulative of any and all remedies the purchaser may have hereunder or otherwise.

                (iv) It is agreed that in the event a foreclosure hereunder shall be commenced by Trustee advertising the Premises for sale, Beneficiary may, at any time before the sale of the Premises by Trustee, direct Trustee to abandon the sale of the Premises as advertised, and Beneficiary may institute legal proceedings for a foreclosure under this Deed of Trust, and such election on the part of Beneficiary in directing Trustee to make such sale shall not constitute an election of remedies or preclude the prosecution of said foreclosure suit hereunder; and it is further agreed that if Beneficiary should institute a suit for foreclosure the plaintiff in any such suit may dismiss such suit at any time before the entry of final judgment of foreclosure and require Trustee to advertise the Premises and sell the same under the powers given Trustee herein, and the filing of such suit shall not constitute an election of remedies on the part of Beneficiary, or preclude Beneficiary from dismissing said suit and requiring the Trustee to sell the Premises as authorized in this Deed of Trust.

                (v) It is hereby agreed that Beneficiary is hereby subrogated to all of the rights, liens, remedies, equities, superior title and benefits held, owned, possessed or enjoyed at any time by any owners or holders of the Indebtedness discharged from funds advanced under the Note. Borrower further agrees that if it becomes necessary for Beneficiary to advance any sum greater than the maximum principal amount of the Indebtedness (which advancement may be for taking up vendor's or other liens, past due taxes, insurance premiums, liens for labor or materials, for procuring deeds or any other instruments to protect title of Borrower), it may do so and this Deed of Trust shall secure such advancement which Borrower hereby agrees to pay upon demand.

                (vi) All costs and expenses incurred by Trustee in connection with the enforcement of its rights and remedies hereunder (including, but not limited, its reasonable attorneys' fees and expenses) shall be paid for by Borrower upon demand of Trustee or Beneficiary and shall constitute additional sums secured hereunder.

IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be duly executed and delivered as of the date first above written.

                                GRANTOR:

                                BEHRINGER HARVARD 1221 COIT LP,
                                a Texas limited partnership

                                By:   Behringer Harvard 1221 Coit GP, LLC,
                                      a Texas limited liability company,
                                      its General Partner

                                      By:__________________________________
                                      Name: Gerald J. Reihsen, III
                                      Title: Secretary

STATE OF TEXAS
COUNTY OF DALLAS

        On __________, 2004 before me, __________________, a Notary Public in and for said state, personally appeared Gerald J. Reihsen, III, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

        Witness my hand and official seal.


                         -------------------------------
                       Notary Public in and for said State










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

                                    EXHIBIT A
                           DESCRIPTION OF THE PREMISES

TRACT I:

Being all of that certain tract of land situated in the Martha McBride Survey, Abstract No. 553, Collin County, Texas, as described in deed to Premier Wholesale Club, Inc., and recorded in Volume 2267, Page 438, Deed Records, Collin County, Texas, also being all of Lot 1, Block 1, AMWC/Coit Road Warehouse Addition, an addition to the City of Plano, as recorded in Cabinet F, Page 621, Plat Records, Collin County, Texas, and as shown by replat recorded in Cabinet G, Page 97, said Plat Records, and being more particularly described by metes and bounds as follows:

BEGINNING at the Southwest corner of the remainder of that certain tract of land as described in deed to J.D. Sims and Co. and recorded in Volume 1958, Page 462, of said Deed Records also being on the north line of that certain tract of land as described in deed to Westwind Properties, Inc. and recorded in Volume 1803, Page 534, of said Deed Records;

THENCE North 89 degrees 26 minutes 36 seconds West, 554.28 feet along said northerly line to a one inch iron rod, found, being the northwesterly corner of said Westwind tract, also being on the easterly right-of-way line of Commerce Street (a 60 foot wide public right-of-way);

THENCE North 00 degrees 54 minutes 00 seconds East, 477.28 feet along said easterly right-of-way line to a one inch iron rod found, being the southwesterly corner of the remainder of that certain tract of land as described in deed to Charles Gartner and recorded in Volume 1007, Page 184, of said Deed Records;

THENCE South 89 degrees 06 minutes 00 seconds East, 800.00 feet along the southerly line of said Gartner tract to an "X" cut set in concrete being the southeasterly corner of said Gartner tract, also being on the westerly right-of-way line of Coit Road (a 130' right-of-way);

THENCE South 00 degrees 23 minutes 00 seconds West, 212.48 feet along said westerly right-of-way line to an "X" cut found, being the northeasterly corner of the aforementioned Sims tract;

THENCE North 89 degrees 06 minutes 00 seconds West, 247.65 feet along the northerly line of said Sims tract to a one inch iron rod, found, being the northwesterly corner of said Sims tract;

THENCE South 00 degrees 54 minutes 00 seconds West, 261.49 feet along the westerly line of said Sims tract to the POINT OF BEGINNING and containing 316,036 square feet or 7.255 acres of land, more or less.

TRACT II:

Nonexclusive EASEMENT for ingress and egress as created in Easement Agreement, dated December 3, 1985, filed December 6, 1985, recorded in Volume 2267, Page 458, Deed Records Collin County, Texas.

TRACT III:

Nonexclusive EASEMENT for ingress and egress as created in Easement Agreement, dated December 14, 1985, filed December 17, 1985, recorded in Volume 2273, Page 783, Deed Records, Collin County, Texas.

TRACT IV:

BEING a tract of land situated in the MARTHA MCBRIDE SURVEY, ABSTRACT NO. 553, City of Plano, COLLIN County, Texas, and being that same tract of land conveyed under County Clerk No. 95-0036593, Land Records of COLLIN County, Texas, and being part of Lot 2, Block A of the Conveyance Plat of COLLIN EQUITIES ADDITION, an Addition to the City of Plano, Texas, as recorded in Cabinet K. Page 361, Plat Records of COLLIN County, Texas, and being more particularly described as follows:

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

BEGINNING at a 1/2 inch iron rod set for the Southeast corner of West Plano Medical Center as recorded in Cabinet E, Page 103, and also being in the West line of Commerce Drive (a 60 foot right of way) and also being the most Easterly Northeast Corner of Collin Equities Addition, Block A, Lot 2;

THENCE South 00 degrees 54 minutes 00 seconds West, along the West line of Commerce Drive, a distance of 510.00 feet to a 1/2 inch iron set for a corner, said point also being the Northeast corner of Bellinger Business Park as recorded in Cabinet F, Page 92, Plat Records of COLLIN County, Texas;

THENCE North 89 degrees 06 minutes 00 seconds West, along the North line of said Bellinger Business Park, a distance of 430.00 feet to a 1 inch iron rod found for corner;

THENCE North 00 degrees 53 minutes 20 seconds East, a distance of 510.00 feet to a 1 inch iron rod found for corner, said point also being in the South line of the aforementioned West Plano Medical Center, an Addition to the City of Plano;

THENCE South 89 degrees 06 minutes 00 seconds East, a distance of 430.10 feet to the POINT OF BEGINNING AND CONTAINING 5.035 acres of land, more or less.







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